MERRILL LYNCH PREFERRED CAPITAL TRUST III
                  MERRILL LYNCH PREFERRED FUNDING III, L.P.
                    COMPUTATION OF RATIOS OF EARNINGS TO
        COMBINED FIXED CHARGES AND PREFERRED SECURITIES DISTRIBUTIONS

                                For the Three Months Ended September 25, 1998
                             ---------------------------------------------------
                               Merrill Lynch Preferred   Merrill Lynch Preferred
                                  Capital Trust III         Funding III, L.P.
                               -----------------------   -----------------------

Earnings                              $13,530,930              $15,880,763
                                      ===========              ===========

Fixed charges                         $     --                 $     --

Preferred securities distribution
  requirements                         13,125,000               13,530,930
                                      -----------              -----------

Total combined fixed charges and
  preferred securities distributions  $13,125,000              $13,530,930
                                      ===========              ===========

Ratio of earnings to combined
  fixed charges and preferred
  securities distributions                   1.03                     1.17


                           For the Period January 16, 1998 to September 25, 1998
                           -----------------------------------------------------
                               Merrill Lynch Preferred   Merrill Lynch Preferred
                                  Capital Trust III         Funding III, L.P.
                               -----------------------   -----------------------

Earnings                              $38,195,891              $44,808,720
                                      ===========              ===========

Fixed charges                         $     --                 $     --

Preferred securities distribution
  requirements                         37,050,000               38,195,891
                                      -----------              -----------

Total combined fixed charges and
  preferred securities distributions  $37,050,000              $38,195,891
                                      ===========              ===========

Ratio of earnings to combined
  fixed charges and preferred
  securities distributions                   1.03                     1.17